Exhibit 99.2

TripAdvisor, Inc. Q1 2017 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted)

2017 is off to a productive start and we are making great progress building end-to-end products that travelers love. First quarter consolidated revenue growth improved to 6%. First quarter Hotel segment revenue grew 4%, driven by 12% TripAdvisor-branded click-based and transaction revenue growth, which was fueled by continued strong performance of our U.S. market. Our key revenue per hotel shopper metric returned to growth this quarter, up 2%, while hotel shoppers grew 9%. We also reached 500 million reviews and opinions and average monthly unique visitors grew 14%, further underscoring TripAdvisor’s continued strength and growing influence with travel consumers.

In Hotels, we are rapidly aligning product, supply and marketing as we drive towards long-term growth and profitability. In a few weeks, we will roll out our streamlined hotel shopping experience and soon thereafter we will launch a brand advertising campaign to build user awareness of TripAdvisor as not only a great place to research, but also a great place to find the lowest prices when a user is ready to book. Notably, the reallocation of some less-efficient online marketing dollars and expected profit favorability in our Non-Hotel segment enable us to invest $70-80 million in brand advertising this year while maintaining our profit outlook.

As it relates to our Non-Hotel segment, our strong demand growth and supply investments are really starting to pay off. We continue to drive strong revenue growth, including 18% growth in the first quarter, and this segment is beginning to exhibit attractive profit potential.

Over time, as more users associate the TripAdvisor brand as a great place to find the lowest prices and to book, we will be able to drive more revenue, marketing efficiency and profitability in our business.

Q1 Hotel Segment Update

During the first quarter, we continued to prioritize revenue growth on paid traffic acquisition channels, as we help users seamlessly move from researching a hotel, to price shopping, to booking, whether via metasearch or instant booking. First quarter Hotel segment revenue growth improved sequentially to 4% year-over-year. Currency was a one-point headwind to Hotel segment revenue growth during the period.

Despite some continued revenue dilution from last year’s instant booking launch in certain non-U.S. markets, first quarter 2017 TripAdvisor-branded click-based and transaction revenue growth improved by 12 percentage points sequentially to 12% growth year-over-year.

Looking at our click-based revenue by geography, the U.S. market continues to drive near-term results. First quarter U.S. click-based and transaction revenue growth was driven by strong double-digit growth in revenue per hotel shopper. Non-U.S. click-based and transaction revenue growth rates significantly lagged given tough comparisons primarily created by our staggered instant booking rollout last year and currency devaluation versus the dollar. Our long-term Non-U.S. growth opportunity remains strong, though currency fluctuations, competitive dynamics in the online travel landscape and consumer-related factors like the ongoing mobile shift may continue to prevent international growth from reaching U.S. levels in the near-term.

First quarter year-over-year revenue per hotel shopper growth was 2%, up nine percentage points sequentially and up 23-points since the Q1 trough last year. In fact, the revenue per hotel shopper growth rate improved for the fourth straight quarter and returned to positive year-over-year growth for the first time since the early days of the instant booking rollout in 2014. The graph below shows improving revenue per hotel shopper trend following the significant instant booking dilution during the first half of 2016.

Notably, we have seen absolute U.S. revenue per hotel shopper fully recover to levels last seen prior to the instant booking launch in early 2014. This is a nice development, though one we see as a checkpoint along our journey as opposed to an end-goal.

Since we began lapping instant booking late last year, we have been investing behind these improving monetization trends in performance-based marketing channels to drive hotel shopper growth. These investments generated average monthly unique hotel shopper growth of 9% during the first quarter, a slight acceleration from Q4, as shown in the graphic below.

All geographic regions exhibited positive hotel shopper growth during the period. Looking by device, desktop hotel shoppers grew year-on-year for the second straight quarter. Phone remains our fastest-growing platform for hotel shoppers, as first quarter mobile revenue growth of more than 35% outperformed mobile hotel shopper growth of 25% year-on-year. We like the first quarter monetization improvement, though we advise against extrapolating this growth as a quarterly run rate given the relatively immature monetization patterns on that platform.

Switching gears to the supply side, users can now price compare across more than 800,000 properties on TripAdvisor, up 18% year-over-year. We were also very pleased to recently announce a global instant booking partnership with IHG, rounding out our instant booking relationships across all of the major western hotel brands. Initial launch work has started, and we are also onboarding Hilton and expanding the Expedia brands’ instant booking reach into more markets.

We are encouraged by the significant recovery of our first quarter click-based and transaction revenue growth over the past few quarters, and particularly the continued strong U.S. market growth trend. However, we caution against extrapolating these trends in Q2, as the performance-based marketing comparable in Q1 was particularly favorable versus last year.

Our first quarter display-based and subscription revenue and our Other hotel revenue declined by 4% and 17%, respectively, driven by industry trends, tough year-over-year comparisons and reallocation of performance-based marketing investments within the Hotel segment. We expect these revenue lines to improve over the balance of the year, particularly Other hotel revenue.

Turning to the Hotel segment bottom line, our adjusted EBITDA margin of 28% showed a 2-point sequential improvement.

Q1 Non-Hotel Segment Update

Since adding attractions and restaurants transaction capabilities to our Non-Hotel portfolio in 2014, via our acquisitions of Viator and LaFourchette, we have been executing well on our stated

three-to five-year investment objectives: quickly scaling bookable supply in our marketplace, improving our product offerings, and growing revenue and market share. 2017 is year-three of that investment cycle, and our growth investments are starting to pay off.

In Attractions, bookable products grew nearly 40% year-over-year to 56,000 in our marketplace in the first quarter. Supply growth remains a key ingredient for long-term success, though our primary focus in 2017 is to do more with what we already have. We are improving the merchandising and conversion on existing supply, matching travelers with great travel experiences as quickly and as efficiently as possible. This is yielding nice early results in terms of strong first quarter bookings growth.

We continue to scale our Restaurants business by investing behind supply and demand advantages. TheFork’s bookable restaurant supply grew 20% year-over-year to 41,000. We are successfully matching this supply growth with demand, with seated diners up nearly 30% year-over-year. Our newly launched Restaurant Solutions product further diversifies our offering to restauranteurs, and has already gained traction with thousands of restauranteurs who are utilizing our powerful marketing tools and analytics.

In Vacation Rentals, our focus on improving supply quality and increasing owner engagement continues to drive a more seamless and reliable user experience for both owners and travelers. These improvements have yielded strong conversion increases. In addition, we continue to focus on increasing our online bookable supply, making it easier for users to find and book the perfect vacation rental.

Turning to Non-Hotel segment financial performance, first quarter revenue growth was 18%. We estimate this revenue growth was impacted by a 3% currency headwind. Non-Hotel segment adjusted EBITDA margin, which is seasonally low in the first quarter, substantially improved compared to Q1 2016, and is on a nice trajectory for a positive adjusted EBITDA margin for the full year 2017.

Q1 Consolidated Financials

Our first quarter consolidated total revenue growth improved to 6% year-over-year, or 7% in constant currency. This revenue growth improved from our fourth quarter results, driven by improvements in our TripAdvisor-branded click-based and transaction business. First quarter consolidated GAAP net income declined by 55% year-over-year. Total adjusted EBITDA declined by 14% , or 12% in constant currency, driven by investments in our Hotel segment.

Our Q1 2017 GAAP effective tax rate was 48%, primarily due to increased valuation allowances on losses in jurisdictions outside the United States and the recognition of additional tax expense related to stock-based compensation shortfalls. We continue to believe our 2017 GAAP effective tax rate will likely be in the mid to high 30’s, primarily driven by stock-based compensation, where to-date we have seen restricted share unit vesting and stock option exercises at a lower share price, as compared to the first quarter of 2016, as well as from changes in our valuation allowances.

Cash provided by operating activities in the first quarter grew 8% to $134 million, or 36% of revenue, compared to $124 million in first quarter of 2016. Capital expenditures for the quarter were $18 million, or 5% of revenue, roughly flat from the first quarter of 2016. As a result, first quarter free cash flow grew 8% to $116 million, compared to $107 million in the first quarter of 2016.

Cash, cash equivalents and short-term and long-term marketable securities were $749 million at the end of the quarter. During Q1, we repurchased 3.5 million common shares for a combined purchase price of $150 million under our new $250 million share repurchase program that was approved by our Board of Directors earlier this year.

Brand Campaign Update

We are rapidly aligning product, supply and marketing as we drive towards long-term growth and profitability. Over the past few years we have added metasearch and instant booking features, giving us all the components of an end-to-end hotel product. This year, we have improved price competitiveness of our hotel supply by adding additional partners and better merchandising on our hotel pages. In a few weeks, we are excited to launch a simplified, more engaging hotel shopping experience, including a cleaner interface and a significant emphasis on helping users find and book the best hotels at the lowest prices.

It is now the right time to launch an offline brand advertising campaign to reinforce our product and supply work and to complement our online marketing messages and introduce users to our new, best-in-class hotel shopping experience. After a rigorous analysis of our marketing channels and prior campaigns, we are confident that broad-reach television advertising is the right way to build awareness that TripAdvisor helps travelers find the right hotel for them at the lowest price when they are ready to book. Our 2013-2015 television campaigns taught us we can deliver our message to a broad audience in a very recognizable and impactful way. It attracts new users to the site, as well as brings back to TripAdvisor users who already know and love the brand and the product. It increases all traffic channels, including valuable branded traffic, as well as drives increased repeat behavior, higher conversion to a booking, and an increase in revenue per hotel shopper monetization on our platform.

In 2017, we expect to invest roughly $70-80 million on television, starting in the U.S. as well as in a handful of other markets. We expect 2017 will be year-one of a more robust global campaign and we anticipate television will become a more sizeable part of our marketing mix over time.

We derived our return on advertising spend expectations from an extensive quantitative analysis of our past TV campaigns, as well as a current market and competitive analysis. Initially, including for all of 2017, we expect the channel will have a below-breakeven return on advertising spend profile. However, with our streamlined product and our clearer marketing message, we are confident that we can drive steady improvements and generate positive returns from this channel within a few years. In the meantime, we will challenge ourselves day-in and day-out to find ways to amplify returns from this channel as fast as possible.

We are fortunate to be operating from a great starting point. We do not have to invest in building general brand awareness as our user-generated content has already forged global TripAdvisor brand affinity. Instead, television can help us amplify our message and extend our brand’s value proposition to an audience that already knows and trusts us. As more users associate TripAdvisor as: “the brand I trust for reviews” with TripAdvisor as: “the place where I can find the lowest price and book the right hotel for me,” and as these users return to TripAdvisor when they are ready to price shop and book, a new habit will form and we will achieve credit for more of the hotel bookings that we already influence. This repeat behavior will drive revenue monetization, marketing efficiency and profitability for many years to come.

Financial Outlook Update

As a reminder, we continue to operate our business in a dynamic, attractive and competitive marketplace. Movements in the competitive landscape and in our metasearch auction, and macro-economic events that affect the travel industry, among other things, can limit near-term visibility into financial performance. Throughout, we always seek to navigate any near-term volatility with our sights trained on achieving our long-term growth objectives. We regularly see opportunities to invest for growth through organic means, such as our return to television advertising or through in-organic means, such as partnerships or acquisitions.

In terms of our 2017 outlook, we reiterate our expectation for double-digit consolidated revenue growth as well as double-digit click-based and transaction revenue growth. We also reiterate our expectation of flat to down absolute adjusted EBITDA compared to 2016, now inclusive of our brand advertising investment. We are able to maintain this outlook by reallocating some less efficient online marketing dollars, as well as expected profit favorability in our Non-Hotel segment, towards brand advertising.

On the Non-Hotel segment side, we are targeting continued strong revenue growth approaching the growth we saw in 2016 and we expect this segment will be profitable on an absolute dollar basis in 2017.

As we outlined in February, we believe we are on a path to drive sustained double-digit revenue growth and surpass the absolute adjusted EBITDA levels we achieved in 2014 and 2015, while achieving mid-to-high 20’s consolidated adjusted EBITDA margins over the long-term. These, too, are milestones we are striving for and are by no means end-goals, and we will continue to make the necessary investments today to drive long-term value in our business.

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TripAdvisor’s first quarter 2017 earnings press release is available on the Investor Relations section of the TripAdvisor website at http://ir.tripadvisor.com/. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on May 9, 2017, which is available on the Investor Relations section of our website and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We urge you to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. The earning press release is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. It is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on May 9, 2017, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.